SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 15, 2022

Symbolic Logic, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9800 Pyramid Court, Suite 400, Englewood, Colorado 80112
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 802-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EVOL

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Symbolic Logic, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 15, 2022 (“Annual Meeting”) at the Company’s headquarters in Englewood, Colorado. The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting.

David J. Nicol, Steven Singer, Matthew Stecker and Igor Volshteyn were elected to the Board of Directors. The stockholders also ratified the Board of Directors’ appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2022.

The Company’s inspector of election certified the vote tabulations.

The final voting results on these matters were as follows:

1.        Election of Directors

	Shares Voted For	Votes Against	% Approval
David J. Nicol	6,660,600	464,057	93%

Steven G. Singer	6,752,865	371,792	95%

Matthew Stecker	6,660,586	464.071	93%

Igor Volshteyn	6,813,806	310,851	96%

2.       Ratification of the appointment of Marcum LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company for its fiscal year ending December 31, 2022.

Votes For	Votes Against	Votes Abstained	% Approval
9,098,306	359,562	12,082	96%

Therefore, David J. Nicol, Steven G. Singer, Matthew Stecker and Igor Volshteyn have been elected as directors of the Company; and Marcum LLP has been ratified as the Company's independent auditors for the fiscal year ending December 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2022

Symbolic Logic, Inc.

By:	/s/ MARK P. SZYNKOWSKI
Mark P. Szynkowski
Senior VP of Finance